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                                                                  Exhibit 10.3

                               IMAGEWARE SOFTWARE, INC.
                                 EMPLOYMENT AGREEMENT
                               (REVISED MARCH 1, 1999)

     THIS EMPLOYMENT AGREEMENT ("Agreement"), which was entered into as of July 20, 1997 by and between ImageWare Software, Inc., a California Corporation (herein the "Company") and Paul Devermann, (herein "Devermann"), is amended to read in full as hereinafter set forth.

     It is hereby agreed as follows:

     1. EMPLOYMENT AND TERM. The Company hereby employs Devermann as Vice President, Sales and Business Development (VP, Sales and Business
Development) of the Company and Devermann agrees to his employment by the Company as its VP, Sales and Business Development the term of which employment shall be a period of three years commencing March 1, 1999 and ending February 28, 2002.

     2. DUTIES. During the term of this Agreement, Devermann shall devote substantially all of his working time, energies and skills to the management of the Company's business. Devermann shall render services consistent with those of the VP, Sales and Business Development of a corporation and shall perform all duties incident to such office and all such further similar duties that may from time to time be assigned to him by the Board of Directors of the Company.

     3. COMPENSATION. Devermann's compensation under this Agreement shall be as follows:

          (a) BASE SALARY. The Company shall pay to Devermann, a base salary (the "Base Salary") of $103,731 per year from March 1, 1999 through February 28, 2002. In addition, each year during the term of this Agreement, Devermann shall be reviewed for purposes of determining the appropriateness of increasing his salary hereunder, provided that in any event, Devermann shall receive a cost-of-living increase equal to the percentage by which the Consumer Price Index applicable to the San Diego, California area increased during the prior fiscal year. Such Base Salary shall be payable in semi-monthly installments in accordance with the regular employee payment practice of the Company. All payments shall be subject to the deduction of payroll taxes and similar assessments as required by law.

          (b) BONUS. In addition to his Base Salary, Devermann shall be eligible to participate in any Company Bonus Plan, adopted from time to time by the Board of Directors.

     4. EXPENSES AND BENEFITS. Devermann is authorized to incur reasonable expenses in connection with the business of the Company, including expenses for entertainment, travel and similar matters. The Company will reimburse Devermann for


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such expenses upon presentation by Devermann of such accounts and records as the Company shall from time to time reasonably require. The Company also agrees to provide Devermann with the following benefits:

          (a) INSURANCE. Major medical health insurance and disability insurance which shall provide not less than two-thirds of Devermann's then current Base Salary in disability payments commencing three months after permanent or partial disability occurs and life group or term life insurance in an amount equal to two times Devermann's Base Salary.

          (b) EMPLOYEE BENEFIT PLANS. Participation in any other employee benefit plans now existing or hereafter adopted by the Company for its employees.

          (c) VACATIONS. Devermann shall be entitled to a paid vacation for a period in each calendar year of not less than three weeks, to be taken at such times as mutually agreed with the Company.

     5. TERMINATION. Except as otherwise provided herein, this Agreement shall terminate upon the first to occur of the expiration of the term provided for in Section 1 or the death of Devermann. However, nothing contained in this Section 5 shall be construed to abrogate the obligations of the Company to Devermann, or his personal representative, or his heirs, as the case may be, in respect of all rights which shall accrue prior or subsequent to termination.

     6. DISABILITY. In the event that Devermann becomes permanently disabled during the term of this Agreement, then Devermann shall continue in the employ of the Company, but his compensation hereunder shall be limited to the amount of his Base Salary then in effect, as set forth in Section 3(a) hereof, which compensation shall be reduced by any amounts which Devermann receives from worker's compensation, social security, state disability programs or the disability insurance provided by the Company to Devermann. In such event, Devermann's employment hereunder shall continue after his permanent disability and until the first to occur of (a) the expiration of the term specified in Section 1, or (b) the death of Devermann; and during such period of time Devermann shall not be entitled to payment of expenses or benefits specified in Section 4 hereof, except that the Company shall continue to provide Devermann with the insurance benefits specified in
Section 4(b) hereof.

          (a) DEFINITION OF DISABILITY. As used in this Paragragh 6, "permanent disability" shall mean three (3) months of substantially continuous disability. Disability shall be deemed "substantially continuous" if, as a practical matter, Devermann by reason of his mental or physical health, is unable to sustain reasonably long periods of substantial performance of his duties. Frequent long illnesses, though different from the preceding illness and though separated by relatively short periods of performance, may be deemed to be "substantially continuous." Disability shall be determined in good faith by a vote of not less than 75% of the Board of Directors of the Company, excluding Devermann if he is a director, whose decision shall be final and binding upon Devermann.

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      Devermann hereby consents to medical examinations by such physicians and medical consultants as the Company shall from time to time require.

      7. TERMINATION BY COMPANY FOR CAUSE. The Company shall have the right to terminate Devermann's employment as VP, Sales and Business Development of the Company for "Cause," in which event no compensation shall be paid or other benefits furnished to Devermann after termination for Cause. Termination for Cause shall be effective immediately upon notice being sent to Devermann.

           (i) DEFINITION OF CAUSE. For purposes of this Agreement, the term "Cause" shall mean (1) any material act of dishonest by Devermann against the Company; or (2) willful misconduct or gross negligence by Devermann in carrying out his duties as VP, Sales and Business Development of the Company; or (3) material breach of this Agreement by Devermann; or
     (4) misconduct by Devermann, such as intoxication or other misconduct which has a substantial adverse effect on the business of the Company, or
     (5) other circumstances indicative of Devermann's failure materially to comply with the terms of his employment and which have had or may have a substantial adverse effect on the business of the Company.

      8. TERMINATION BY COMPANY OTHER THAN FOR CAUSE. The Company shall have the right to terminate Devermann's employment prior to its normal expiration under this Agreement, without cause, in which event the Company shall pay Devermann in one lump sum, an amount equal to the full amount of his Base Salary for a period of one year from the date of his termination of employment.

      9. RESIGNATION BY DEVERMANN FOR CAUSE - CHANGE IN CONTROL OR DIMINUTION IN DUTIES. In the event that there is a change in Control of the Company or in the event that the Board of Directors materially reduces the scope and/or authority of Devermann's duties as Vice President of Sales and Business Development, then Devermann may terminate his employment by giving the Company 30 days advance written notice. In such event, Devermann shall be entitled to payment of his entire unpaid Base Salary for a period of one year from the date of his termination of employment.

           (a) As used in this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events during the term hereof:

                (i) Any "person" (such as tat term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act)) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                (ii) Any merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent 50% or more of the total voting power represented by the Company's then outstanding

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voting securities (either by remaining outstanding or by being converted into voting securities of the Company or such other surviving entity outstanding immediately after such merger or consolidation); or

                (iii) a majority of the directors of the Company which were not nominated by the Company's management (or were nominated by management pursuant to an agreement with persons that acquired sufficient voting securities of the Company to de facto control it) are elected to the Board of Directors by the Company's shareholders; or

                (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the company of all or substantially all of the Company's assets.

     10. INDEMNIFICATION. The Company shall enter into an Officers and Directors Indemnification Agreement with Devermann that shall provide the Executive with the maximum amount of protection allowed under the laws of California to the extent that they are not inconsistent with the Company's Articles of Incorporation or Bylaws with respect to such subject matter.

     11. NO PROSELYTIZING OF EMPLOYEES. During the term of Devermann's employment and for a period of 24 months following termination of his employment (for whatever reason), Devermann shall not, on his own behalf or on behalf of any other person or entity, directly or indirectly, solicit or encourage any person then an employee of the Company to leave the employ of the Company for the purpose of forming of joining another business.

     12. NO SOLICITATION OF CUSTOMERS. During the term of Devermann's employment and for a period of 24 months following termination of his employment (for whatever reason), Devermann shall not, on his own behalf or on behalf of any other person or entity, directly or indirectly, solicit, entice away or divert any person or entity then a client of customer of the Company to become a client or customer of any other person or entity.

     13.  GENERAL PROVISIONS.

          (a) NOTICES. Any notices to be given hereunder by either party to the other shall be in writing and may be effected either by personal delivery or by fax, private courier, or certified mail, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this Section 11(a). Notices delivered personally shall be deemed communicated as of actual receipt; faxes, private courier deliveries or mailed notices shall be deemed communicated as of one day after faxing, delivery by a private courier or mailing.

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          If to Devermann:

                Paul Devermann
                4668 E. Talmadge
                San Diego,CA 92116

          If to the Company:

                ImageWare Software, Inc.
                10883 Thornmint Road
                San Diego, CA 92127

          (b) SEVERABILITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

          (c) LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

          (d) ASSIGNMENT. This Agreement shall inure to the benefit of and bind the parties hereto and their representative legal representatives, successors and assigns.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



/s/ Jim Miller                           /s/ Paul Devermann
----------------------------------       -------------------------------------
    Jim Miller                           Paul Devermann
    Chairman and CEO                     VP, Sales and Business Development